EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2023, relating to the financial statements of Oppenheimer Holdings, Inc., and the effectiveness of Oppenheimer Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Oppenheimer Holdings, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
New York, New York
January 24, 2024